Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

The Ohio National Life Insurance Company and Contract Owners of Ohio National Variable Account A:

We consent to the use of our report dated April 1, 2019, with respect to the financial statements of the sub-accounts that comprise the Ohio National Variable Account A, and the related notes, including the financial highlights, (collectively, the financial statements), included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-134288).

/s/ KPMG LLP

Columbus, Ohio

April 25, 2019

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
The Ohio National Life Insurance Company:

We consent to the use of our report on the financial statements of The Ohio National Life Insurance Company, dated March 27, 2019 and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-134288).

/s/ KPMG LLP

Columbus, Ohio

April 25, 2019